UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island		02861
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 431-8697

______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment of Brian D. Goldner’s Employment Agreement

On August 1, 2018, Hasbro, Inc. (“Hasbro”) and Brian D. Goldner, Hasbro’s Chairman of the Board and Chief Executive Officer, entered into an amendment to Mr. Goldner’s employment agreement (the “Amendment”).  The Amendment extends the term of Mr. Goldner’s employment agreement until December 31, 2022, and increases his annual base salary to $1,600,000, effective retroactively to July 1, 2018.  The Amendment also increases Mr. Goldner’s target annual long-term equity incentive award to 800% of his base salary, beginning with Hasbro’s 2019 fiscal year.

The Amendment makes other administrative and conforming changes and revises the definition of “Good Reason” to include “any reduction” in base salary, annual bonus target or annual long-term equity incentive program target, unless such reduction is due to a generally applicable reduction in the compensation of Hasbro’s senior executives (this trigger is then included in both of the Good Reason definitions in the employment agreement).  The Amendment also provides that during Mr. Goldner’s employment, he may pursue, in any capacity outside his association with Hasbro, opportunities undertaken on his own time provided that they do not interfere in any material respect with performance of his duties to Hasbro, they are not competitive with Hasbro’s Core Business (as defined in the Amendment) and such opportunities have first been offered to and rejected by Hasbro (within a 30-day window).  The Amendment revises Mr. Goldner’s post-employment non-competition provision to preclude him, for a two-year period, from pursuing business opportunities that are competitive with Hasbro’s Core Business.

Except as set forth in the Amendment, the terms of Mr. Goldner’s Amended and Restated Employment Agreement, as amended, are unchanged and remain in full force and effect.  For a description of the other terms of the Amended and Restated Employment Agreement, as amended, which are not changed by the Amendment, refer to Hasbro’s Current Reports on Form 8-K, which were filed on October 11th, 2012, August 6th, 2014, and December 20th, 2016.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights under the Amendment and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Promotion of John A. Frascotti and Appointment of Mr. Frascotti to Hasbro’s Board of Directors

On August 1, 2018, the Board of Directors of Hasbro promoted John A. Frascotti, President, to the position of President and Chief Operating Officer, and appointed Mr. Frascotti to Hasbro’s Board of Directors, both effective immediately.  Mr. Frascotti will continue to report to Brian D. Goldner, who remains Chairman and Chief Executive Officer of Hasbro.

Mr. Frascotti, age 57, joined Hasbro in 2008 as Senior Vice President and Chief Marketing Officer, in 2013 was promoted to Executive Vice President and Chief Marketing Officer, and in 2014 was promoted to President, Hasbro Brands.  In February 2017, Mr. Frascotti was promoted to President of Hasbro.

In connection with Mr. Frascotti’s promotion to President and Chief Operating Officer, Hasbro and Mr. Frascotti entered into an Employment Agreement (the “Employment Agreement”).  The term of the Employment Agreement extends until March 31, 2021, unless earlier terminated in accordance with the provisions of the Employment Agreement.  Either Hasbro or Mr. Frascotti may terminate the Employment Agreement for any reason or no reason, with or without cause, subject to the payment of severance in certain instances as described below.

Pursuant to the Employment Agreement, Mr. Frascotti will be paid an annual base salary, effective immediately, of $1,100,000 and be entitled to an annual management incentive plan bonus, beginning with Hasbro’s 2019 fiscal year, with a target equal to 100% of his base salary.  Mr. Frascotti is also eligible to receive awards under Hasbro’s long-term equity incentive program with an annual target equal to 400% of Mr. Frascotti’s base salary, beginning with Hasbro’s 2019 fiscal year.  Mr. Frascotti is entitled to participate in all benefit programs that Hasbro establishes and makes available to its senior officers, including group life insurance, short and long-term disability insurance, vacation, medical, dental, defined contribution and deferred compensation programs.  All incentive compensation to which Mr. Frascotti is entitled is subject to Hasbro’s Clawback Policy.

Mr. Frascotti is eligible for severance in the event Hasbro terminates his employment without Cause (as defined in the Employment Agreement) or if Mr. Frascotti resigns for Good Reason (as defined in the Employment Agreement).  If such termination occurs prior to or more than two years following a Change in Control (as defined in the Employment Agreement), Mr. Frascotti is eligible to receive payment of his then-current base salary for a period of 18 months following the date of termination, a prorated annual management incentive plan bonus, pro rata vesting of any restricted stock units and performance share awards, a one-year stock option exercise period for vested options, and certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 18 months from the effective date of termination.  If such termination occurs within two years following a Change in Control, Mr. Frascotti is eligible to receive a lump sum payment equal to two times his then-current base salary, a lump sum payment equal to two times his annual management incentive plan bonus, certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 12 months from the effective date of termination, and accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options, performance share awards and time-based restricted stock units.

Following expiration of the term of the Employment Agreement, if (i) Hasbro does not offer in writing to extend the term for at least an additional year on terms and conditions at least as favorable as those set forth in the Employment Agreement or (ii) the parties cannot otherwise mutually agree upon the terms of an agreement for Mr. Frascotti to remain employed with Hasbro, then Mr. Frascotti is eligible to receive payment of his then-current base salary for a period of 12 months following the date of termination of employment and certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 12 months from the effective date of termination.

If Mr. Frascotti’s employment terminates by reason of his death or Disability (as defined in the Employment Agreement), Mr. Frascotti (or his estate) is entitled to receive a prorated portion of Mr. Frascotti’s annual management incentive plan bonus, become vested in a pro rata portion of any unvested restricted stock units, become vested in a pro-rata portion of performance share awards, and receive accelerated vesting of all unexpired, unvested stock options and a one-year stock option exercise period.

If Mr. Frascotti’s employment is terminated by Hasbro for Cause, or if Mr. Frascotti terminates his employment for other than Good Reason, Hasbro will pay Mr. Frascotti the compensation and benefits otherwise payable to him through the last day of his actual employment with Hasbro.  All stock options, restricted stock units and contingent performance stock performance awards granted to Mr. Frascotti will be treated as provided in the relevant grant agreements and plans.

The Employment Agreement contains certain post-employment restrictions on Mr. Frascotti, including:

                                 i.            a non-competition provision that prohibits Mr. Frascotti from engaging, in any geographical area in which Hasbro or any of its affiliates is doing business or has done business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Frascotti’s employment, and

                                ii.            a non-solicitation provision that prohibits Mr. Frascotti from (a) soliciting or recruiting any employee of Hasbro or any of its affiliates to leave Hasbro or any of its affiliates or (b) soliciting the business of any actual or prospective clients, customers or accounts of Hasbro or any of its affiliates.

The duration of the post-employment restrictions is for a one-year period, unless Mr. Frascotti is terminated without Cause or resigns for Good Reason, in which case the restrictions are for a two-year period if the termination occurs within two years following a Change in Control, and for an eighteen-month period if the termination occurs prior to or more than two years following a Change in Control.  If Mr. Frascotti violates the post-employment restrictions and does not cure such violation, the Employment Agreement provides that he will forfeit and pay to Hasbro the Net Proceeds (as defined in the Employment Agreement) obtained with respect to any unvested stock options, restricted stock units, contingent stock performance awards or other equity that has been accelerated in connection with the termination of his employment by Hasbro without Cause or by Mr. Frascotti for Good Reason.  The Employment Agreement also conditions severance (other than following death or Disability) upon Mr. Frascotti timely entering into a severance and release of claims agreement.

The foregoing description of the Employment Agreement does not purport to be a complete statement of the parties’ rights under the agreement and is qualified in its entirety by the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

 In connection with the amendment to Mr. Goldner’s employment agreement and the promotion of Mr. Frascotti and appointment of Mr. Frascotti to Hasbro’s Board of Directors, Hasbro issued a press release on August 6th, 2018. A copy of that press release is attached to this report as Exhibit 10.3.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

10.1        August 1, 2018 Amendment to the Employment Agreement, between Mr. Goldner and Hasbro, Inc.

10.2        Employment Agreement between Mr. Frascotti and Hasbro, Inc., dated August 1, 2018.

10.3        Press Release, dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: August 6, 2018